SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2008, at the Annual Meeting of Stockholders of the Registrant, the stockholders of the Registrant approved the amendment of the Company’s 2006 Long-Term Incentive Plan for the purpose of, among other things, increasing the number of shares of Common Stock issuable under the Plan from 20 million to 30 million. A description of the terms and conditions of the Plan and a copy of the Plan as amended are contained in the Registrant’s Schedule 14A filed on May 28, 2008 and incorporated herein by reference.

On July 1, 2008, at the Annual Meeting of Stockholders of the Registrant, the stockholders of the Registrant approved the previously disclosed grant to Jacques Mot, the Registrant’s President and Chief Executive Officer, of additional options under the 2006 Long-Term Incentive Plan exercisable for up to 14.4 million shares of the Registrant’s Common Stock. A description of the terms and conditions of the additional options so granted to Mr. Mot and a copy of the Option Grant Agreement executed in connection therewith are contained in the Registrant’s Schedule 14A filed on May 28, 2008 and incorporated herein by reference.

Item 8.01 Other Events.

On July 1, 2008, the Registrant issued a press release stating, among other things, that at the Annual Meeting of Stockholders held on July 1, 2008, Messrs. Jacques Mot, Marcel Rokegem and Pierre Kladny were elected to the Board of Directors and all other proposals that were to be voted on at the meeting were approved or ratified. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

99.1	Press Release issued by the Registrant on July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: July 8, 2008	By:	/s/ Jacques Mot
Jacques Mot President and CEO